Exhibit 99.1

CLS Holdings USA, Inc. Announces Amendments to Convertible Debentures and Underlying Warrants

LAS VEGAS, NV March 31, 2021 -- CLS Holdings USA, Inc. (OTCQB: CLSH) (CSE: CLSH), the ''Company'' or ''CLS'', a diversified cannabis company operating as Cannabis Life Sciences, today announced that following receipt of the requisite approval of debentureholders and the Canadian Securities Exchange, it has amended the terms of its outstanding US$13,500,150 principal amount unsecured convertible debentures (the “December Debentures”) issued December 12, 2018 by, among other things, (i) reducing the conversion price from US$0.80 per unit to US$0.30 per unit; (ii) extending the maturity date of the December Debentures from December 12, 2021 to December 12, 2022; and (iii) reducing the mandatory conversion VWAP threshold from US$1.20 to US$0.60 per share of common stock. The exercise price of the warrants issuable upon conversion of the December Debentures was also reduced to US$0.40 from US$1.10 per share of common stock in connection with the amendments to the December Debentures.

“The restructuring of the debentures is timed well for us,” noted Company President & COO Andrew Glashow. “Our ability to grow, whether through accretive acquisitions and partnerships or innovation in production and retail, continues to prove itself year over year. This vote of confidence from our debenture holders reinforces our commitment to executing on our business plan of delivering the highest quality products at affordable prices. We are laser focused on growing our business and maintaining our best in class practices to generate a meaningful ROI for our investors.”

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada and plans to expand to other states. CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services. https://www.clsholdingsinc.com/

Twitter: @CLSHoldingsUSA

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In February 2019, it was named "Best Dispensary for Pot Pros" by Desert Companion Magazine. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products. http://oasiscannabis.com

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, City Trees products are available in numerous dispensaries throughout the state of Nevada. https://citytrees.com

Forward Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward-looking statements''). These statements relate to, among other things, the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to expand market share and achieve growth during and following the pandemic, results of operations and financial performance, anticipated future events, and the effectiveness of our business practices during the pandemic. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. Due to the uncertainties associated with the continued spread of COVID-19 and the timing of vaccinations, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material. In some cases, you can identify forward looking statements by terminology such as ''may,'' ''might,'' ''will,'' ''should,'' ''intends,'' ''expects,'' ''plans,'' ''goals,'' ''projects,'' ''anticipates,'' ''believes,'' ''estimates,'' ''predicts,'' ''potential,'' or ''continue'' or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information:

Corporate:

Chairman and CEO

Jeff Binder

President and COO

Andrew Glashow

888-438-9132

Investor Relations:

investors@clsholdingsinc.com

Source: CLS Holdings USA, Inc.